Exhibit 99.2

FOR IMMEDIATE RELEASE	March 19, 2004

For further information contact:
Edward S. Wozniak
Senior Vice President, Chief Financial Officer
(317) 612-2243
ewozniak@galyans.com

CORRECTED REPLAY NUMBER

PLAINFIELD, IN – March 19, 2004—Galyan’s Trading Company, Inc. (NASDAQ:GLYN)

The conference call replay number was incorrect in the Fourth Quarter and Year End Results press release that was issued on March 18, 2004. The correct number is (800) 293-4252 and it will be available until 9:00 p.m. EST on March 26, 2004, at, or over the Internet at www.galyans.com.

About Galyan’s

Galyan’s is a specialty retailer that offers a broad range of products that appeal to consumers with active lifestyles, from the casual consumer to the serious sports enthusiast. Galyan’s operates 45 stores in 21 states and offers outdoor and athletic equipment, apparel, footwear and accessories, as well as casual apparel and footwear.